                                                                                                                                                                         Exhibit 99.1

For Immediate Release	Contact: Selby Kewin
October 9, 2008	(919) 774-6700

THE PANTRY TO PARTICIPATE IN THE 2008 WACHOVIA CONSUMER GROWTH CONFERENCE ON OCTOBER 14, 2008

SANFORD, N.C., October 9, 2008 --The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that it will participate in the 2008 Wachovia Consumer Growth Conference being held in New York City.

The session featuring Peter J. Sodini, Chief Executive Officer, and Frank G. Paci, Chief Financial Officer, of The Pantry is scheduled for 11:15 a.m. EDT on October 14, 2008.

A live audio webcast will be accessible through the Company's web site at www.thepantry.com, and a replay will be available for 30 days.

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of June 26, 2008 the Company operated 1,660 stores in eleven states under a number of banners including Kangaroo Express®. The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.